Exhibit 99.1

CONTACT: Kara Stancell (media) (480) 291-5454 Sean Andrews (investors) (480) 291-5854	7720 N. Dobson Road Scottsdale, AZ 85256 (602) 808-8800

MEDICIS ANNOUNCES OFFERING OF $400 MILLION OF CONVERTIBLE NOTES

SCOTTSDALE, Ariz.—May 10, 2012—Medicis (NYSE: MRX; the “Company”) today announced that it intends, subject to market and other conditions, to offer $400 million aggregate principal amount of convertible senior notes due 2017 (the “Convertible Notes”) in an offering registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company expects to grant an option to the underwriters for up to an additional $50 million aggregate principal amount of Convertible Notes solely to cover overallotments. The Convertible Notes are expected to pay interest semiannually and will be convertible into cash up to the aggregate principal amount of Convertible Notes to be converted and cash, shares of the Company’s Class A common stock (“Common Stock”) or a combination of cash and shares of the Company’s Common Stock, at the Company’s election in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Convertible Notes to be converted, based on a conversion rate to be determined. The Convertible Notes will mature on June 1, 2017, unless repurchased or converted in accordance with their terms prior to such date. Prior to March 1, 2017, the Convertible Notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time until the second scheduled trading day immediately preceding the maturity date.

In connection with the offering, the Company expects to enter into convertible note hedge transactions in respect of its Common Stock with one or more affiliates of the underwriters of the Convertible Notes (the “Option Counterparties”). These convertible note hedge transactions are expected to reduce the potential dilution to the Company’s Common Stock and/or offset any cash payments the Company is required to make in excess of the principal amount upon conversion of the Convertible Notes. In addition, the Company expects to enter into separate warrant transactions with the Option Counterparties at a higher strike price. The warrant transactions would separately have a dilutive effect to the extent that the market value per share of the Company’s Common Stock exceeds the applicable strike price of the warrants. If the underwriters exercise their option to purchase additional Convertible Notes, the Company may enter into additional convertible note hedge and warrant transactions with the Option Counterparties.

The Company expects to use the net proceeds for general corporate purposes, which may include working capital, capital expenditures, repurchasing shares of the Company’s Common Stock from time to time, repaying the Company’s outstanding debt and corporate acquisitions. In addition, the Company intends to apply a portion of the net proceeds from the sale of the Convertible Notes and the proceeds from the warrant transactions to fund the cost of the convertible note hedge transactions entered into between the Company and the Option Counterparties.

The Company has been advised that, in connection with establishing their initial hedge of the convertible note hedge and warrant transactions, the Option Counterparties and/or their affiliates expect to enter into various cash-settled over-the-counter derivative transactions with respect to shares of the Company’s Common Stock concurrently with, or shortly after, the pricing of the Convertible Notes. This activity could have the effect of increasing or preventing a decline in the price of the Company’s Common Stock or the Convertible Notes at that time. In addition, the Option Counterparties and/or their affiliates may modify their hedge positions by unwinding these derivative transactions, entering into or unwinding additional cash-settled over-the-counter derivative transactions with respect to the Company’s Common Stock and/or purchasing or selling shares of the Company’s Common Stock or other of the Company’s securities in secondary market transactions from time to time following the pricing of the Convertible Notes and prior to the maturity of the Convertible Notes (and are likely to do so during any conversion period related to a conversion of Convertible Notes). The effect, if any, of these activities on the price of the Company’s Common Stock or Convertible Notes will depend on a variety of factors, including market conditions, and cannot be ascertained at this time. Any of these activities could, however, adversely affect the price of the Company’s Common Stock and the Convertible Notes, which could affect the ability to convert the Convertible Notes and, to the extent these activities occur during the conversion period related to a conversion of Convertible Notes, could affect the amount and/or value of the consideration that holders receive upon conversion of the Convertible Notes. The convertible note hedge and warrant transactions have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Convertible Notes or the shares of Common Stock issuable upon conversion of the Convertible Notes, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC are the joint book-running managers for the offering of Convertible Notes. The Convertible Notes will be offered and sold under the Company’s shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on May 10, 2012, which was effective upon filing. Before you invest, you should read the prospectus and the prospectus supplement to that registration statement and other documents that the Company has filed with the SEC for more complete information about the Company and the offerings. You may get these documents at the SEC’s website at www.sec.gov. Printed copies of the preliminary prospectus supplement relating to this offering may also be obtained by requesting copies from Deutsche Bank Securities Inc., Attention: Prospectus Group, 60 Wall Street, New York, NY 10005-2836, by calling 1-800-503-4611 or emailing prospectus.cpdg@db.com or J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by calling 1-866-803-9204.

About Medicis

Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological and aesthetic conditions. The Company is dedicated to helping patients attain a healthy and youthful appearance and self-image. Medicis has leading branded prescription products in a number of therapeutic and aesthetic categories. The Company’s products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance.

Printed copies of the Company’s complete audited financial statements are available free of charge upon request.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by Medicis based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. No assurances can be given, however, that these activities, events or developments will occur or that such results will be achieved. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Medicis. Several of these risks are outlined in the Company’s most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, Annual Report on Form 10-K for the year ended December 31, 2011, and other documents the Company files with the SEC. Forward-looking statements represent the judgment of Medicis management as of the date of this release, and Medicis disclaims any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof.

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